Exhibit 99.1

NEWS RELEASE
FOR IMMEDIATE RELEASE
NRG Energy Completes Acquisition of Reliant Energy’s Retail Business
—Combination Promises Reduced Electricity Prices for Texas Consumers; Creates a
Stronger Reliant Backed by One of the Largest Energy Producers in Texas—
HOUSTON, TX; May 1, 2009— NRG Energy, Inc. (NYSE: NRG) has completed its $287.5 million acquisition of Reliant Energy’s retail business which provides electricity service to more than 1.7 million customers in Texas. The sale, announced on March 2 and closed effective today, creates a stronger and more reliable competitive business that benefits Texas consumers. While NRG intends to provide executive management, financial, commercial operations and risk functional support, the retail business will continue to function as a self-contained business unit doing business as Reliant Energy and headquartered in Houston.
“The success of Reliant’s retail electricity business is based on two things: great customer service and competitive pricing and we believe our customers will benefit from the combination of NRG and Reliant in a variety of ways,” said David Crane, NRG’s President and Chief Executive Officer. “Indeed, we expect price reductions to take place almost immediately and that is good news for Texas consumers just in time for summer.”
In addition to offering a variety of plans from fixed energy prices and flexible monthly options to meet the needs of individual customers, Reliant will be expanding the renewable portion of its supply portfolio and strengthening its service commitment to residential customers who are moving residences.
Reliant now will operate as part of NRG Texas, which is run by Kevin Howell, Executive Vice President of NRG and President of NRG Texas. Jason Few, previously Reliant’s Senior Vice President, Mass Markets & Operations, has been named President, Reliant Energy and Senior Vice President, Retail for NRG, reporting to Howell.
“All of the services that you’ve come to know and respect about Reliant Energy will remain the same. We’ll have the same reliable team of people that you’ve come to count on to provide the 24/7 customer care that has earned such high satisfaction ratings from customers,” said Howell. “We are committed to Texas and that includes maintaining our joint commitment to our communities, the environment, and the ERCOT market.”
Excluding transaction and other one-time costs, NRG expects the transaction to be immediately accretive to EBITDA and free cash flow, and fully accretive in 2010. NRG will pay $287.5 million in cash and will remit net working capital to Reliant’s parent company, RRI Energy, over the next six months. Given NRG’s diverse asset base, this transaction provides for an efficient credit structure as it allows for significant reduction in actual and contingent collateral. By backing Reliant’s load-serving requirements with NRG’s generation, the need to sell and buy power from other financial institutions and intermediaries that trade in the ERCOT market will be reduced significantly, resulting in reduced transaction costs and credit exposures.
“We have believed for some time now that increasing sustainability and fighting climate change must be a top priority for the electricity sector and that NRG should play an important role in that effort. Until now, we limited our efforts to the wholesale generation business through our RepoweringNRG initiative to revitalize our power plant asset base with more efficient and lower carbon generating technologies,” said Crane. “With Reliant’s base of retail customers, we now have a platform to build on the entire class of distributed generation and retail alternative energy technologies—including smart meters and solar powered rooftop installations and ultimately, electric vehicles, among other distributed technologies—that directly benefit consumers and the environment.”
NRG Energy, Inc., a Fortune 500 company, owns and operates one of the country’s largest and most diverse power generation portfolios. Headquartered in Princeton, NJ, the Company’s power plants provide more than 24,000 megawatts of generation capacity—enough to supply more than 20 million homes. NRG’s retail subsidiary, Reliant Energy, serves more than 1.7 million residential, business, commercial and industrial customers in Texas. A past recipient of the energy industry’s highest honors—Platts Industry Leadership and Energy Company of the Year awards, NRG is a member of the U.S. Climate Action Partnership (USCAP), a group of business and environmental organizations calling for mandatory legislation to reduce greenhouse gas emissions. More information is available at www.nrgenergy.com.
Certain statements contained herein may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements are subject to certain risks, uncertainties and assumptions that include, but are not limited to, expected earnings and cash flows, future growth and financial performance and the expected synergies and other benefits of the acquisition described herein, and typically can be identified by the use of words such as “will,” “expect,” “estimate,” “anticipate,” “forecast,” “plan,” “believe” and similar terms Although NRG believes that its expectations are reasonable, it can give no assurance that these expectations will prove to have been correct, and actual results may vary materially. Factors that could cause actual results to differ materially from those contemplated above include, among others, general economic conditions, hazards customary in the power industry, weather conditions, competition in wholesale power markets, the volatility of energy and fuel prices, failure of customers to perform under contracts, changes in the wholesale power markets, changes in government regulation of markets and of environmental emissions, the condition of capital markets generally, our ability to access capital markets, unanticipated outages at our generation facilities, adverse results in current and future litigation, and the inability to implement value enhancing improvements to plant operations and companywide processes.
The foregoing review of factors that could cause NRG’s actual results to differ materially from those contemplated in the forward-looking statements included herein should be considered in connection with information regarding risks and uncertainties that may affect NRG’s future results included in NRG’s filings with the SEC at www.sec.gov. Statements made in connection with the exchange offer are not subject to the safe harbor protections provided to forward-looking statements under the Private Securities Litigation Reform Act of 1995.

Contacts:	Media:	Investors:
	Meredith Moore	Nahla Azmy
	609.524.4522	609.524.4526

	David Knox	Dave Klein
	713.795.6106	609.524.4527

	Pat Hammond	Erin Gilli
	713.497.7723	609.524.4528